UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

JACO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

New York	000-05896	11-1978958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 273-5500

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a)
(i)  On January 2, 2008, Jaco Electronics, Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as independent registered public accounting firm for the Company.

(ii)  Grant Thornton’s reports on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)  The Audit Committee of the Company’s Board of Directors recommended and approved the decision to change independent accountants.

(iv)  During the Company’s two most recent fiscal years and the subsequent interim period preceding the dismissal of Grant Thornton, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(v)  During the Company’s two most recent fiscal years and the subsequent interim period preceding the dismissal of Grant Thornton, there have been no reportable events as set forth in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

The Company requested that Grant Thornton furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements.  A copy of such letter is filed as an Exhibit to this Form 8-K.

(b)     The Company engaged Eisner LLP (“Eisner”) as its new independent accountants as of January 2, 2008.  Prior to such date, the Company, did not consult with Eisner regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1	Letter from Grant Thornton LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2008	Jaco Electronics, Inc.

	By:	/s/ Jeffrey D. Gash

Name: Jeffrey D. Gash
Title: Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Method of Filing

16.1	Letter from Grant Thornton LLP	Furnished herewith